DEAN FOODS ANNOUNCES SECOND QUARTER 2016 RESULTS

DALLAS, August 8, 2016 - Dean Foods Company (NYSE: DF) today reported second quarter 2016 results.
Highlights

•	Q2 net income per diluted share was $0.36 and adjusted net income per diluted share was $0.38, toward the high end of previous provided guidance

•	Q2 operating income of $73 million demonstrates continued year-over-year improvement, driven by diligent cost focus and pricing discipline

•	Acquisition of Friendly's ice cream business completed June 20

•	Q3 2016 diluted earnings per share are expected to be $0.28 to $0.36; adjusted diluted earnings per share are expected to be $0.32 to $0.40
Chief Executive Officer Gregg Tanner said, “Our second quarter performance demonstrates our continued focus on driving strong operational and financial performance across all functions. We have a clear strategic vision for long-term growth, and our entire organization is focused on executing our agenda.”
Second Quarter 2016 Operating Results

Financial Summary *	Three months ended June 30,		Six months ended June 30,
(In millions, except per share amounts)	2016	2015	2016	2015

Gross Profit
GAAP	$493	$496	$997	$974
Adjusted	$490	$496	$995	$973

Operating Income (Loss)
GAAP	$73	$57	$151	$(3)
Adjusted	$70	$67	$153	$119

Interest Expense
GAAP	$17	$17	$34	$34
Adjusted	$17	$17	$33	$33

Net Income (Loss)
GAAP	$33	$27	$73	$(47)
Adjusted	$35	$32	$76	$54

Diluted Earnings (Loss) Per Share (EPS)
GAAP	$0.36	$0.28	$0.79	$(0.50)
Adjusted	$0.38	$0.33	$0.83	$0.57

* Adjustments to GAAP due to the exclusion of expenses, gains or losses associated with certain transactions and other non-recurring items are described and reconciled to the comparable GAAP amounts in the attached tables.

The second quarter 2016 average Class I Mover, a measure of raw milk costs, was $13.53 per hundred-weight, an approximately 7% sequential decrease from the first quarter 2016 and a decrease of nearly 15% from the second quarter 2015. The third quarter 2016 average Class I Mover forecast of $15.00 per hundred-weight represents an approximately 11% increase sequentially but an approximately 8% decline year-over-year.
Total volume across all products was 632 million gallons for the second quarter 2016, a 3.2% decline compared to total volume of 653 million gallons in the second quarter 2015. For the third quarter 2016, as compared to the prior year period, the Company expects total volumes to decline in the low single digits, but improving versus recent trends.
Based on fluid milk sales data published by the USDA through May, fluid milk volumes improved sequentially from a 0.6% decline in the first quarter of 2016 to a 0.1% increase in the second quarter of 2016 on an unadjusted basis. On this same basis, Dean Foods’ share of U.S. fluid milk volumes decreased by 10 basis points sequentially to 34.5% for the quarter-to-date through May.
Cash Flow
Net cash provided by continuing operations for the six months ended June 30, 2016 totaled $125 million. Free cash flow provided by continuing operations, which is defined as net cash provided by continuing operations less capital expenditures, was $80 million for the six months ended June 30, 2016, a $144 million decrease as compared to the prior year period. Year-to-date free cash flow is comparable to the prior year period after reconciling for higher incentive compensation payouts in the first quarter 2016 and the $56 million associated with the Company’s 2014 Federal Tax refund received in the first quarter 2015. Capital expenditures totaled $29 million for the quarter. In the second quarter, the Company executed $25 million in share repurchases, successfully repurchasing 1.4 million shares, or 1.5% of total shares outstanding.
Debt
Total outstanding debt at June 30, 2016, net of $24 million cash on hand, was approximately $896 million. The Company’s net debt to bank EBITDA ratio, on an all cash netted basis, increased sequentially to 2.00 times at the end of the second quarter 2016 with strong free cash flow, increased bank EBITDA, and the acquisition of the Friendly's ice cream business, which was completed in June.
Forward Outlook
“For the third quarter, with improving volume performance, continued pricing and cost discipline, and favorable year-over-year commodity costs, we expect diluted earnings of between $0.28 and $0.36 per share, and adjusted diluted earnings of between $0.32 and $0.40 per share,” concluded Tanner.
Non-GAAP Financial Measures
In addition to the results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we have presented certain non-GAAP financial measures, including Adjusted gross profit, Adjusted selling and distribution expenses, Adjusted general and administrative expenses, Adjusted total operating costs and expenses, Adjusted operating income, Adjusted interest expense, Adjusted net income (loss), Adjusted earnings per diluted share, Adjusted EBITDA, Free Cash Flow and total leverage ratio, each as described below.
This non-GAAP financial information is provided as supplemental information for investors and is not in accordance with, or an alternative to, GAAP. Additionally, these non-GAAP measures may be different than similar measures used by other companies.
We believe that the presentation of these non-GAAP financial measures, when considered together with our GAAP financial measures and the reconciliations to the corresponding GAAP financial measures, provides investors with a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. Our management uses these non-GAAP financial measures when evaluating our performance, when making decisions regarding the allocation of resources, in determining incentive compensation for management, and in determining earnings estimates.
A full reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three and six months ended June 30, 2016 and 2015 is set forth in the tables herein.
Adjusted Operating Results
We have supplemented the presentation of our reported GAAP gross profit, selling and distribution expenses, general and administrative expenses, total operating costs and expenses, operating income, interest expense, net income (loss) and earnings per diluted share, with non-GAAP measures that adjust the GAAP measures to exclude the impact of the following (as applicable):

•	asset impairment charges;

•	incremental non-cash trademark amortization triggered by the launch of a national fresh white milk brand;

•	gains or losses related to discontinued operations and divestitures;

•	facility closing, reorganization and realignment costs;

•	costs associated with the early retirement of long-term debt;

•	debt issuance costs;

•	gains (losses) on the mark-to-market of our derivative contracts;

•	closed deal costs;

•	interest accretion in connection with litigation settlements;

•	income tax impacts of the foregoing adjustments; and

•	adjustments to normalize our income tax expense at a rate of 38%.
We believe these non-GAAP measures provide useful information to investors by excluding expenses, gains or losses that are not indicative of the company’s core operating performance. In addition, we cannot predict the timing and amount of gains or losses associated with such items. We believe these non-GAAP measures provide more accurate comparisons of our ongoing business operations and are better indicators of trends in our underlying business. In addition, these adjustments are consistent with how management views our business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s ongoing performance. Further, adjusted gross profit and adjusted operating income are used by management to evaluate key performance indicators of brand mix and low cost, respectively.
Adjusted EBITDA
Adjusted EBITDA is defined as net income before interest expense, income tax expense, depreciation and amortization, as further adjusted to exclude the impact of the adjustments discussed under “Adjusted Operating Results” above (other than the normalized income tax rate, as Adjusted EBITDA excludes the full amount of income tax expense). This information is provided to assist investors in making meaningful comparisons of our operating performance between periods and to view our business from the same perspective as our management. We believe Adjusted EBITDA is a useful measure for analyzing the performance of our business and is a widely-accepted indicator of our ability to incur and service indebtedness and generate free cash flow. We also believe that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because such measures assist in comparing performance on a consistent basis without regard to capital structure, depreciation or amortization (which can vary significantly) and non-operating factors (such as historical cost).
Total Leverage Ratio
Our total leverage ratio is calculated as net debt divided by Bank EBITDA for the trailing four quarters. Net debt is calculated as consolidated funded indebtedness in accordance with our credit agreement, except on an all cash netted basis. Bank EBITDA is calculated as Adjusted EBITDA, as further adjusted to exclude certain non-cash and non-recurring or extraordinary expenses as permitted in calculating covenant compliance under our credit agreement. Management believes analysts and investors commonly use our total leverage ratio as indicators of our ability to service existing debt and our liquidity.
Free Cash Flow
We define Free Cash Flow as net cash provided by operating activities from continuing operations less cash payments for capital expenditures. We believe Free Cash Flow is a meaningful non-GAAP measure that offers supplemental information and insight regarding the liquidity of our operations and our ability to generate sufficient cash flow to, among other things, repay debt, invest in our business and repurchase shares of our common stock. A limitation of Free Cash Flow is that it does not represent the total increase or decrease in the cash balance for the period.
Conference Call/Webcast
A webcast to discuss the Company's financial results and outlook will be held at 9:00 a.m. ET today and may be heard live by visiting the "Webcast" section of the Company's website at http://www.deanfoods.com. A slide presentation will accompany the webcast.

About Dean Foods
Dean Foods® is a leading food and beverage company and the largest processor and direct-to-store distributor of fresh fluid milk and other dairy and dairy case products in the United States. Headquartered in Dallas, Texas, the Dean Foods portfolio includes DairyPure®, the country's first and largest fresh, white milk national brand, and TruMoo®, the leading national flavored milk brand, along with well-known regional dairy brands such as Alta Dena®, Berkeley Farms®, Country Fresh®, Dean’s®, Friendly's®, Garelick Farms®, LAND O LAKES®* milk and cultured products*, Lehigh Valley Dairy Farms®, Mayfield®, McArthur®, Meadow Gold®, Oak Farms®, PET®**, T.G. Lee®, Tuscan® and more. In all, Dean Foods has more than 50 national, regional and local dairy brands as well as private labels. Dean Foods also makes and distributes ice cream, cultured products, juices, teas, and bottled water. Almost 17,000 employees across the country work every day to make Dean Foods the most admired and trusted provider of wholesome, great-tasting dairy products at every occasion. For more information about Dean Foods and its brands, visit www.deanfoods.com.
*The LAND O LAKES brand is owned by Land O’Lakes, Inc. and is used by license.
**PET is a trademark used by license.
Some of the statements made in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements relating to: (1) our financial forecast, including projected sales (including specific product lines and the Company as a whole), price realization, profit margins, net income, earnings per share, free cash flow, our leverage ratio and debt covenant compliance, (2) the Company’s regional and national branding and marketing initiatives, (3) the Company’s innovation, research and development plans and its ability to successfully launch new products or brands, (4) commodity prices and other inputs and the Company’s ability to forecast or predict commodity prices, milk production and milk exports, (5) the Company’s cost-savings initiatives, including plant closures and route reductions, and its ability to achieve expected savings, (6) planned capital expenditures, (7) the status of the Company’s litigation matters, (8) the Company’s plans related to its capital structure, (9) the Company’s dividend policy, (10) possible repurchases of shares of the Company’s common stock, and (11) potential acquisitions. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in this press release, including the risks disclosed by the Company in its filings with the Securities and Exchange Commission. Financial projections are based on a number of assumptions. Actual results could be materially different than projected if those assumptions are erroneous. The cost and supply of commodities and other raw materials are determined by market forces over which the Company has limited or no control. Sales, operating income, net income, debt covenant compliance, financial performance and earnings per share can vary based on a variety of economic, governmental and competitive factors, which are identified in the Company’s filings with the Securities and Exchange Commission. The Company’s ability to profit from its branding and marketing initiatives depends on a number of factors including consumer acceptance of its products. The declaration and payment of cash dividends under the Company’s dividend policy remains at the sole discretion of the Board of Directors and will depend upon its financial results, cash requirements, future prospects, restrictions in its credit agreement and debt covenant compliance, applicable law and other factors that may be deemed relevant by the Board. All forward-looking statements in this press release speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based except as required by law.
CONTACT: Corporate Communications, Jamaison Schuler, +1-214-721-7766; or Investor Relations, Sherri Baker, +1-214-303-3438

DEAN FOODS COMPANY
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015

Net sales	$1,848,788	$2,014,706	$3,727,616	$4,065,468
Cost of sales	1,355,535	1,519,065	2,730,295	3,091,518
Gross profit	493,253	495,641	997,321	973,950
Operating costs and expenses:
Selling and distribution	331,150	338,092	664,037	676,276
General and administrative	86,614	87,243	171,765	174,719
Amortization of intangibles	4,120	8,206	10,445	8,912
Facility closing and reorganization costs, net	(1,400)	5,408	(234)	6,653
Impairment of intangible assets	—	—	—	109,910
Total operating costs and expenses	420,484	438,949	846,013	976,470
Operating income (loss)	72,769	56,692	151,308	(2,520)
Other (income) expense:
Interest expense	16,830	16,974	33,706	33,502
Other income, net	(2,210)	(294)	(3,207)	(740)
Loss on early retirement of long-term debt	—	—	—	43,609
Income (loss) from continuing operations before income taxes	58,149	40,012	120,809	(78,891)
Income tax expense (benefit)	24,778	13,493	48,237	(31,759)
Income (loss) from continuing operations	33,371	26,519	72,572	(47,132)
Loss on sale of discontinued operations, net of tax	—	—	—	(89)
Net income (loss)	$33,371	$26,519	$72,572	$(47,221)

Average common shares:
Basic	91,245	94,386	91,407	94,308
Diluted	91,680	94,900	91,995	94,308

Basic earnings per common share:
Income (loss) from continuing operations	$0.37	$0.28	$0.79	$(0.50)
Loss from discontinued operations	—	—	—	—
Net income (loss)	$0.37	$0.28	$0.79	$(0.50)

Diluted earnings per common share:
Income (loss) from continuing operations	$0.36	$0.28	$0.79	$(0.50)
Loss from discontinued operations	—	—	—	—
Net income (loss)	$0.36	$0.28	$0.79	$(0.50)

DEAN FOODS COMPANY
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

ASSETS	June 30, 2016	December 31, 2015
Cash and cash equivalents	$23,810	$60,734
Other current assets	950,661	1,016,829
Total current assets	974,471	1,077,563
Property, plant and equipment, net	1,153,061	1,174,137
Intangibles and other assets, net	409,814	268,463
Total Assets	$2,537,346	$2,520,163

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities, excluding debt	$642,208	$760,402
Total long-term debt, including current portion	908,754	834,573
Other long-term liabilities	405,677	379,684
Total stockholders' equity	580,707	545,504
Total Liabilities and Stockholders' Equity	$2,537,346	$2,520,163

DEAN FOODS COMPANY
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six months ended June 30,
Operating Activities	2016	2015
Net cash provided by operating activities	$125,319	$271,771

Investing Activities
Payments for property, plant and equipment	(45,752)	(48,051)
Payments for acquisitions, net of cash acquired	(157,321)	—
Proceeds from sale of fixed assets	10,711	12,815
Net cash used in investing activities	(192,362)	(35,236)

Financing Activities
Net proceeds from debt	72,405	394,099
Early retirement of long-term debt	—	(476,188)
Premiums paid on early retirement of long-term debt	—	(37,309)
Payments of financing costs	—	(15,091)
Repurchase of common stock	(25,000)	—
Cash dividends paid	(16,514)	(13,212)
Issuance of common stock, net of share repurchases for withholding taxes	(646)	939
Other	699	199
Net cash provided by (used in) financing activities	30,944	(146,563)
Effect of exchange rate changes on cash and cash equivalents	$(825)	$(644)
Change in cash and cash equivalents	$(36,924)	$89,328
Cash and cash equivalents, beginning of period	60,734	16,362
Cash and cash equivalents, end of period	$23,810	$105,690

DEAN FOODS COMPANY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)

	Three months ended June 30, 2016
		Asset write-downs and (gain) loss on sale of assets	Closed deal costs	Facility closing and reorganization costs, net	Loss on early retirement of debt	Mark-to-market on derivative contracts	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(d)	(e)	(f)	(g)	Adjusted*

Gross profit	$493,253	$—	$—	$—	$—	$(3,120)	$—	$—	$490,133

Selling and distribution	331,150	—	—	—	—	5,564	—	—	336,714

General and administrative	86,614	—	(4,083)	—	—	—	—	—	82,531

Total operating costs and expenses	420,484	(3,384)	(4,083)	1,400	—	5,564	—	—	419,981

Operating income	72,769	3,384	4,083	(1,400)	—	(8,684)	—	—	70,152

Interest expense	16,830	—	—	—	—	—	(218)	—	16,612

Net income	33,371	3,384	4,083	(1,400)	—	(8,684)	218	3,592	34,564

Diluted earnings per share	$0.36	$0.04	$0.05	$(0.02)	$—	$(0.09)	$—	$0.04	$0.38

	Three months ended June 30, 2015
		Asset write-downs and (gain) loss on sale of assets	Closed deal costs	Facility closing and reorganization costs, net	Loss on early retirement of debt	Mark-to-market on derivative contracts	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(d)	(e)	(f)	(g)	Adjusted*

Gross profit	$495,641	$—	$—	$—	$—	$140	$—	$—	$495,781

Selling and distribution	338,092	—	—	—	—	2,196	—	—	340,288

General and administrative	87,243	—	—	—	—	—	(6)	—	87,237

Total operating costs and expenses	438,949	(7,422)	—	(5,408)	—	2,196	(6)	—	428,309

Operating income	56,692	7,422	—	5,408	—	(2,056)	6	—	67,472

Interest expense	16,974	—	—	—	—	—	(426)	—	16,548

Net income	26,519	7,422	—	5,408	—	(2,056)	432	(5,971)	31,754

Diluted earnings per share	$0.28	$0.08	$—	$0.05	$—	$(0.02)	$—	$(0.06)	$0.33
* See Notes to Earnings Release Tables

DEAN FOODS COMPANY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)

	Six months ended June 30, 2016
		Asset write-downs and (gain) loss on sale of assets	Closed deal costs	Facility closing and reorganization costs, net	Loss on early retirement of debt	Mark-to-market on derivative contracts	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(d)	(e)	(f)	(g)	Adjusted*

Gross profit	$997,321	$—	$—	$—	$—	$(2,587)	$—	$—	$994,734

Selling and distribution	664,037	—	—	—	—	8,242	—	—	672,279

General and administrative	171,765	—	(4,083)	—	—	—	—	—	167,682

Total operating costs and expenses	846,013	(8,973)	(4,083)	234	—	8,242	—	—	841,433

Operating income	151,308	8,973	4,083	(234)	—	(10,829)	—	—	153,301

Interest expense	33,706	—	—	—	—	—	(436)	—	33,270

Net income	72,572	8,973	4,083	(234)	—	(10,829)	436	1,405	76,406

Diluted earnings per share	$0.79	$0.10	$0.04	$—	$—	$(0.12)	$—	$0.02	$0.83

	Six months ended June 30, 2015
		Asset write-downs and (gain) loss on sale of assets	Closed deal costs	Facility closing and reorganization costs, net	Loss on early retirement of debt	Mark-to-market on derivative contracts	Other adjustments	Income tax
	GAAP	(a)	(b)	(c)	(d)	(e)	(f)	(g)	Adjusted*

Gross profit	$973,950	$—	$—	$—	$—	$(1,141)	$—	$—	$972,809

Selling and distribution	676,276	—	—	—	—	1,206	—	—	677,482

General and administrative	174,719	—	—	—	—	—	12	—	174,731

Total operating costs and expenses	976,470	(117,332)	—	(6,653)	—	1,206	12	—	853,703

Operating income (loss)	(2,520)	117,332	—	6,653	—	(2,347)	(12)	—	119,106

Interest expense	33,502	—	—	—	—	—	(852)	—	32,650

Net income (loss)	(47,221)	117,332	—	6,653	43,609	(2,347)	929	(64,895)	54,060

Diluted earnings (loss) per share (h)	$(0.50)	$1.25	$—	$0.06	$0.46	$(0.02)	$0.01	$(0.69)	$0.57
* See Notes to Earnings Release Tables

DEAN FOODS COMPANY
Reconciliation of Non-GAAP Financial Measures*
(Unaudited)
(In thousands, except ratio data)

	Three months ended June 30,		Six months ended June 30,		Trailing twelve months ended June 30,
	2016	2015	2016	2015	2016
Reconciliation of Net Income to Adjusted EBITDA and
Bank EBITDA
Net income (loss)	$33,371	$26,519	$72,572	$(47,221)	$111,283
Interest expense	16,830	16,974	33,706	33,502	67,017
Income tax expense (benefit)	24,778	13,493	48,237	(31,759)	74,767
Depreciation and amortization	41,403	46,405	85,029	84,302	172,058
Asset write-downs and (gain) loss on sale of assets (a)	—	—	—	109,910	—
Closed deal costs (b)	4,083	—	4,083	—	4,083
Facility closing and reorganization costs, net (c)	(1,400)	5,408	(234)	6,653	12,957
Loss on early retirement of debt (d)	—	—	—	43,609	—
Mark-to-market on derivative contracts (e)	(8,684)	(2,056)	(10,829)	(2,347)	(2,513)
Other adjustments (f)	—	6	—	77	344
Adjusted EBITDA	$110,381	$106,749	$232,564	$196,726	439,996

Non-cash share-based compensation expense					8,750
Bank EBITDA					$448,746

	June 30, 2016
Reconciliation of net debt and total leverage ratio
Total long-term debt, including current portion	$908,754
Unamortized discounts and debt issuance costs	10,862
Cash and cash equivalents	(23,810)
Net debt	$895,806
Bank EBITDA	448,746
Total leverage ratio	2.00

			Six months ended June 30,
			2016	2015
Reconciliation of Free Cash Flow provided by (used in) continuing operations
Net cash provided by operating activities			$125,319	$271,771
Payments for property, plant and equipment			(45,752)	(48,051)
Free Cash Flow provided by continuing operations			$79,567	$223,720

* See Notes to Earnings Release Tables

DEAN FOODS COMPANY
Reconciliation of Non-GAAP Financial Measures*
(Unaudited)

Three months ended September 30, 2016
Reconciliation of Diluted Adjusted Earnings Per Share Guidance

Diluted GAAP Earnings per share guidance	$0.28 - $0.36
Trademark amortization (a)	0.03
Facility closing and reorganization costs, net (c)	0.01
Mark-to-market on commodity derivative contracts (e)	—
Diluted Adjusted Earnings per share guidance	$0.32 - $0.40

* See Notes to Earnings Release Tables

Notes to Earnings Release Tables
For the three and six months ended June 30, 2016 and 2015, the adjusted results and certain other non-GAAP financial measures differ from the Company's results under GAAP due to the exclusion of expenses, gains or losses associated with certain transactions and other non-recurring items that we believe are not indicative of our core operating results. For additional information on our non-GAAP financial measures, see the section entitled “Non-GAAP Financial Measures” in this release.

(a)
In conjunction with our decision to launch DairyPure in the first quarter of 2015, we reclassified certain of our indefinite-lived trademarks to finite-lived, resulting in a triggering event for impairment testing purposes. The related adjustment reflects the elimination of the following:

i.
A non-cash charge of $109.9 million ($68.7 million net of tax) in the first quarter of 2015 related to the impairment of certain intangible assets, and $7.4 million of related amortization expense in the second quarter of 2015; and

ii.	Amortization expense recorded on these finite-lived trademarks of $3.4 million and $9.0 million for the three and six months ended June 30, 2016, respectively.

(b)	The adjustment reflects the elimination of $4.1 million in expenses related to the acquisition of Friendly’s Ice Cream Holdings Corp. completed on June 20, 2016.

(c)	The adjustment reflects the elimination of severance charges and non-cash asset impairments, net of (gains) losses on related asset sales, for approved facility closings and restructuring plans.

(d)	During the first quarter of 2015, we redeemed the remaining outstanding principal amount of $476.2 million of our 2016 senior notes. The adjustment reflects the related elimination of the following:

i.
A $38.3 million pre-tax loss on the early extinguishment of debt in the first quarter of 2015, which consisted of debt redemption premiums of $37.3 million, a write-off of unamortized debt issue costs of $0.8 million, and a write-off of the remaining bond discount and interest rate swaps of $0.2 million; and

ii.
In conjunction with the execution of our current credit agreement and the amendment of our receivables-backed facility in the first quarter of 2015, the write-off of unamortized debt issue costs related to our previous credit facility of $5.3 million.

(e)
The adjustment reflects the elimination of the (gain) loss on the mark-to-market of our commodity derivative contracts. All of our commodity derivative contracts are marked to market in our statement of operations during each reporting period with a corresponding derivative asset or liability on our balance sheet.

(f)	The adjustment reflects the elimination of the following:

i.
Interest accretion in connection with the settlement of a previously disclosed dairy farmer class action lawsuit filed in the United States District Court for the Eastern District of Tennessee. The Court granted final approval of the settlement agreement on June 15, 2012 and the final installment payment was made in June of 2016; and

ii.	A taxing authority settlement of certain contingent obligations that we retained in connection with prior discontinued operations.

(g)
The adjustment reflects the income tax impact of adjustments (a) through (f) and an adjustment to our income tax expense (benefit) to reflect income tax at a tax rate of 38%, which we believe represents our normalized long-term effective tax rate as a U.S. domiciled business.

(h)	Includes an adjustment to diluted shares outstanding to reflect an add-back of approximately 454 thousand dilutive shares, which were anti-dilutive for GAAP purposes.